As filed with the Securities and Exchange Commission on January 9, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3352630 (I.R.S. Employer Identification No.)

2100 Franklin Street, Suite 700
Oakland, CA 94612
(Address of Principal Executive Offices)

Pandora Media, Inc. 2011 Equity Incentive Plan
(Full title of the plan)

Roger Lynch
Chief Executive Officer and President
Pandora Media, Inc.
2100 Franklin Street, Suite 700
Oakland, CA 94612
Telephone: (510) 451-4100

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.0001 per share in respect of
-2011 Equity Incentive Plan	10,000,000	(2)	$8.91	(3)	$89,100,000	(3)	$10,798.92
Total	10,000,000		$8.91		$89,100,000		$10,798.92

(1)
In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, $0.0001 par value per share ("Common Stock"), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2)	Represents 10,000,000 shares of the Registrant's common stock reserved for issuance pursuant to the annual increase provision under its 2011 Equity Incentive Plan (the "2011 Plan").

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on January 8, 2019 (rounded up to the nearest cent).

PART I

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering shares of Pandora Media, Inc.'s (the "Registrant") common stock pursuant to an annual increase to the number of shares of common stock reserved for issuance under the Pandora Media, Inc. 2011 Equity Incentive Plan (the "2011 Plan").

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The Registrant previously registered shares of its common stock for issuance under the 2011 Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "SEC") on July 6, 2011 (File No. 333-175378), and registered additional shares of its common stock for issuance under the 2011 Plan under Registration Statements on Form S-8 filed with the SEC on June 19, 2012, March 18, 2013, January 28, 2014, February 11, 2015, November 13, 2015, February 19, 2016, February 16, 2017 and February 26, 2018 (File Nos. 333-182212, 333-187340, 333-193612, 333-202029, 333-208006, 333-209609, 333-216087 and 333-223244). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

(a)    The Registrant's Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 26, 2018;

(b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018 filed with the SEC on May 4, 2018, July 31, 2018 and November 5, 2018, respectively;

(c)    The Registrant's Current Reports on Form 8-K filed with the SEC on January 4, 2018, January 31, 2018, May 24, 2018, May 29, 2018, June 1, 2018, June 5, 2018, July 20, 2018 (amendment), September 24, 2018, October 24, 2018, November 20, 2018 and December 26, 2018;

(d)    All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

(e)    The description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A (File No. 001-35198), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on June 8, 2011, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished on Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's amended and restated certificate of incorporation (the "Certificate") and amended and restated bylaws (the "Bylaws") provide that the Registrant will indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, which prohibits the Certificate from limiting the liability of the Registrant's directors for the following:

•	breach of the director's duty of loyalty to the corporation or its stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or unlawful stock purchases or redemptions, and

•	any transaction from which a director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Registrant's directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Certificate does not eliminate a director's duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of nonmonetary relief, remain available under Delaware law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under the Bylaws, the Registrant is empowered to enter into indemnification agreements with its directors, officers, employees and other agents and to purchase insurance on behalf of any person whom the Registrant is required or permitted to indemnify.

In addition to the indemnification required in the Certificate and the Bylaws, the Registrant has entered into agreements to indemnify our directors and executive officers, and other employees as determined by the Registrant's board of directors, against expenses and liabilities to the fullest extent permitted by Delaware law. These agreements also provide, subject to certain exceptions, for indemnification for related expenses including, among others, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Registrant believes that the provisions in the Certificate, the Bylaws and the indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers. The Registrant also maintains directors' and officers' liability insurance to cover liabilities its directors and officers may incur in connection with their services to the Registrant.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.       EXHIBITS

Exhibit		Incorporated by Reference				Filed
Number	Description	Form	File No.	Filing Date	Exhibit	Herewith
4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-172215	April 1, 2011	3.1
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	10-Q	001-35198	July 26, 2016	3.02
4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-35198	May 24, 2018	3.01
4.4	Amended and Restated Bylaws	8-K	001-35198	May 24, 2018	3.02
5.1	Opinion of Sidley Austin LLP					X
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Sidley Austin LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page of this registration statement)					X
99.1	2011 Equity Incentive Plan	S-1/A	333-172215	May 26, 2011	10.1
99.2	Amendment No. 1 to the 2011 Equity Incentive Plan	S-8	333-216087	February 16, 2017	99.2

ITEM 9.       UNDERTAKINGS

A.	The undersigned Registrant hereby undertakes:

1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

2)    that for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act")each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on this 9th day of January 2019.

Pandora Media, Inc.

By:	/s/ Roger J. Lynch
	Name:	Roger J. Lynch
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger Lynch, Naveen Chopra and Stephen Bené, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger J. Lynch
Roger J. Lynch	President, Chief Executive Officer and Director (Principal Executive Officer)	January 9, 2019

/s/ Naveen Chopra
Naveen Chopra	Chief Financial Officer (Principal Financial Officer)	January 9, 2019

/s/ Karen Walker
Karen Walker	Chief Accounting Officer (Principal Accounting Officer)	January 9, 2019

/s/ Gregory B. Maffei
Gregory B. Maffei	Director	January 9, 2019

/s/ Roger Faxon
Roger Faxon	Director	January 9, 2019

/s/ David J. Frear
David J. Frear	Director	January 9, 2019

Jason Hirschhorn	Director

/s/ Timothy Leiweke
Timothy Leiweke	Director	January 9, 2019

/s/ Michael M. Lynton
Michael M. Lynton	Director	January 9, 2019

/s/ James E. Meyer
James E. Meyer	Director	January 9, 2019

/s/ Mickie Rosen
Mickie Rosen	Director	January 9, 2019

INDEX TO EXHIBITS

Exhibit		Incorporated by Reference				Filed
Number	Description	Form	File No.	Filing Date	Exhibit	Herewith
4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-172215	April 1, 2011	3.1
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	10-Q	001-35198	July 26, 2016	3.02
4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-35198	May 24, 2018	3.01
4.4	Amended and Restated Bylaws	8-K	001-35198	May 24, 2018	3.02
5.1	Opinion of Sidley Austin LLP					X
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Sidley Austin LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page of this registration statement)					X
99.1	2011 Equity Incentive Plan	S-1/A	333-172215	May 26, 2011	10.1
99.2	Amendment No. 1 to the 2011 Equity Incentive Plan	S-8	333-216087	February 16, 2017	99.2